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                                  EXHIBIT 23














































                                    E - 5
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                       CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement pertaining to the Restated Stock Option Plan of Quorum Health Group, Inc. of our report dated August 7, 1996, with respect to the consolidated financial statements and schedules of Quorum Health Group, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                                        Ernst & Young LLP




Nashville, Tennessee
March 28, 1997